For the period ending 05/31/00
File Number 811-214


This report is signed on behalf of the registrant.

City of: Montpelier     State of: Vermont    Date: 07/11/00


Name of Registrant: SENTINEL GROUP FUNDS, INC.




By:  Thomas P. Malone                      Witness:  Scott G. Wheeler
     Thomas P. Malone                                Scott G. Wheeler
     Vice President and Treasurer                    Assistant Vice President
                                                     and Assistant Treasurer